Exhibit 99.1

Anthera Pharmaceuticals Announces SEC Deregistration

HAYWARD, Calif., July 9, 2018 -- Anthera Pharmaceuticals, Inc. (OTC: ANTH) (“Anthera”) or the “Company”) announced today that in order to complete the expected delisting of its common stock, the Company intends to file a Form 25 (Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934) with the Securities and Exchange Commission (the “SEC”) on July 16, 2018 to delist the Company’s common stock from the Nasdaq Capital Market and to deregister its common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company expects that the delisting and deregistration will become effective ten days and ninety days, respectively, from the date of filing. The Company today provided notice to NASDAQ Stock Market LLC (“Nasdaq”) of the Company’s intention to file the Form 25.

As previously disclosed, the Company received a letter, dated May 22, 2018, from Nasdaq that Nasdaq had determined to delist the Company’s common shares from the Nasdaq Capital Market, the immediate effect of which was to suspend the trading of the Company’s common shares from the Nasdaq Capital Market at the open of business on June 28, 2018. Nasdaq customarily files a Form 25-NSE with the SEC at least 45 days after a suspension occurs, although the timing of such filing can vary. The Company determined to file the Form 25 as it will provide the Company with greater certainty regarding the timing of its delisting and deregistration.

Since the suspension of the Company’s common shares from the Nasdaq Capital Market, the Company’s common shares have been trading in the United States on the OTC Pink Open Market (the “Pink Market”), operated by OTC Markets Group, under the ticker “ANTH”.

Upon the effectiveness of the delisting, the Company intends to file a Form 15 with the SEC to terminate its reporting obligations under Section 15(d) of the Securities Exchange Act of 1934. Upon the filing of the Form 15, the Company’s reporting obligations with the SEC, including its obligation to file annual reports on Form 10-K and furnish reports on Form 8-K, will be immediately suspended.

The board of directors of the Company’s decision to deregister was made in conjunction with the board’s continuing review of various strategic alternatives available to the Company, including the sale of the Company or its assets, partnering or other collaboration agreements, or a merger, reverse merger or other strategic transaction. The board of directors decided that the Company should deregister with the SEC as it believes that the cost savings outweigh the potential benefits of continuing as an SEC registered company. Without the annual accounting expenses, legal costs, and administrative burden relating to SEC reporting obligations and compliance, the Company will be able to significantly reduce its costs and focus on the pursuit of alternatives to address the Company’s obligations to its creditors.

About Anthera Pharmaceuticals, Inc.

Anthera Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on developing products to treat serious and life-threatening diseases. Additional information on the Company can be found at www.anthera.com.

Safe Harbor Statement

Any statements contained in this press release that refer to future events or other non-historical matters, including statements that are preceded by, followed by, or that include such words as "estimate," "intend," "anticipate," "believe," "plan," "goal," "expect," "project," or similar statements, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.   Such forward looking statements include, for example, statements as to the planned deregistration of the Company’s common stock, the expected cost savings of deregistration, the Company’s ability to address its indebtedness to its creditors.  All forward-looking statements are based on Anthera's expectations as of the date of this press release and are subject to certain risks and uncertainties that could cause actual results to differ materially, including but not limited to those set forth in Anthera's public filings with the SEC, including Anthera's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.  Anthera disclaims any intent or obligation to update any forward-looking statements, whether because of new information, future events or otherwise, except as required by applicable law.